Date:	February 3, 2010

For Release:	Immediate

Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces Board of Directors Change

Harleysville, PA, February 3, 2010 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), announced today that, Nicholas DeBenedictis, Chairman and Chief Executive Officer of Aqua America (NYSE:WTR), has tendered his resignation from the Met-Pro Corporation Board of Directors.

In tendering his resignation, Mr. DeBenedictis stated that his decision to resign was based solely on complying with the now current best practice in corporate governance for active Chief Executive Officers to limit their service on Boards of other publicly-traded companies. He also stated that he has full faith in the strategies and direction of Met-Pro Corporation and is not leaving for any other reason. Mr. DeBenedictis will serve through the Company’s February 22, 2010 Board of Directors meeting.

“On behalf of Met-Pro Corporation, our Board of Directors and our shareholders, I want to thank Nick for thirteen years of loyal and dedicated service as a Director of Met-Pro Corporation,” stated De Hont. “His guidance and leadership have played an integral role in our Company’s growth and prosperity. We wish him continued success as Chairman and Chief Executive Officer of Aqua America and will always be thankful for his many contributions to our past, present and future success.”

With Mr. DeBenedictis’ resignation, the Met-Pro Board of Directors will consist of seven members. The Company does plan on filling the seat Mr. DeBenedictis is vacating.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of “America’s Fastest Growing Small Companies” by Fortune Small Business magazine. Through its business units in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services is offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.